Exhibit 10.17
NON-QUALIFIED STOCK OPTION AWARD GRANTED UNDER THE
POSITIVEID ANIMAL HEALTH CORPORATION
2010 FLEXIBLE STOCK PLAN
Name of Option Recipient: [insert name of Grantee]
On [insert applicable date] (the “Grant Date”), PositiveID Animal Health Corporation (the “Company”) awarded you a stock option. You were granted an option to buy [insert applicable number] Shares of the Common Stock at the price of $[insert applicable amount] per Share on or after [insert vesting date], and on or before [insert expiration date]. [Where the option award is to vest in tranches, use the following sentence as a replacement for the one immediately prior: You were granted an option to buy [insert applicable number] Shares of the Common Stock at the price of $[insert applicable amount] per Share on or after the following dates—[insert number for first tranche] on [insert first vesting date]; [insert number for second tranche] on [insert second vesting date]; and [insert number for third tranche] on [insert third vesting date]—and, in each case, no later than [insert expiration date]. If to vest over more than, or less than, three tranches, customize as necessary.]
IMPORTANT: By signing below, you agree to be bound by, and acknowledge receipt of, the attached Terms and Conditions of this Non-Qualified Stock Option Award and the PositiveID Animal Health Corporation 2010 Flexible Stock Plan.

PositiveID Animal Health Corporation

By:

Name:

Title:

Read and agreed to this
_____  day of  _____, 20___.

(Insert Name of Grantee)

TERMS AND CONDITIONS
NON-QUALIFIED STOCK OPTION AWARD GRANTED UNDER
POSITIVEID ANIMAL HEALTH CORPORATION
2010 FLEXIBLE STOCK PLAN
1. Definitions
(a)	Committee	The Committee (or, in certain cases, its designees) who administers the Stock Option Plan

(b)	Company	PositiveID Animal Health Corporation, a Florida corporation

(c)	Option	The option granted by the Option Award

(d)	Option Award	The Non-Qualified Stock Option Award to which the Terms and Conditions are attached together with, except where the context requires otherwise, these Terms and Conditions

(e)	Participant	The recipient of an Option Award

(f)	Stock Option Plan	PositiveID Animal Health Corporation 2010 Flexible Stock Plan
All capitalized terms not otherwise defined herein shall have the meanings given to such terms by the Stock Option Plan.
2. Evidence of Option Grant and Option not an Incentive Stock Option
The Option Award evidences a grant to the Participant of an Option to purchase that number of Shares (“Optioned Shares”) of the Common Stock of the Company (“Shares”) set forth on the Option Award. The Participant may exercise the Option as shown on the Option Award. In no event shall the Option or any part of the Option be exercisable after [insert expiration date] (the “Option Expiration Date”). The Option shall not be treated as an “Incentive Stock Option,” as defined in Section 422 of the Internal Code of 1986, as amended (“Code”), notwithstanding the fact that certain provisions of these Terms and Conditions incorporate portions of Code Section 422 and/or comply with the requirements of such section.
3. Exercise of Option
The Option shall be exercised by the Participant delivering a written notice of exercise to the Company’s corporate headquarters at 1690 S. Congress Ave., Suite 200, Delray Beach, Florida 33445. This notice shall specify the number of Optioned Shares the Participant then desires to purchase.
4. Payment of Option Price
Payment for the Shares purchased under the Option shall be made to the Company in cash (including cashier’s check, bank draft or money order).
In addition to the foregoing methods of payment, payment of the Option price may, at the discretion of the Committee, be made in whole or in part in other property (including Shares owned by the Participant), rights and credits, including the Participant’s promissory note.
5. Form of Notice of Exercise
The Participant’s notice as required by Section 3 shall be signed by the Participant and shall be in substantially the following form:
“I hereby exercise my Option to purchase                      Shares in accordance with my Option Award dated                     ,  _____, granted under the Company’s 2010 Flexible Stock Plan.

The aggregate Option price of the Shares I am purchasing is $                    . I hereby tender in payment of such price, my cashier’s check, bank draft or money order made payable to the Company in the amount of $                    .
I hereby represent to the Company that I own the                      Shares delivered herewith in payment of the purchase price for the Shares free and clear of all liens and encumbrances.
If the Shares purchased have not been registered under the Securities Act of 1933, I hereby further represent to the Company that I am acquiring the                      Shares that I am purchasing solely for investment and solely for my own account and that I have no present intention of selling or offering for sale any of such Shares to any other person or persons.”
6. Stock Certificates
Upon the exercise of the Option and payment of the Option price for the Shares being acquired upon such exercise, whether in cash or cash and property, rights and/or credits specifically permitted by the Committee, the Participant shall be entitled to a certificate evidencing the Shares acquired upon exercise.
7. Legends on Certificates
The certificate or certificates to be issued under Section 6 shall be issued as soon as practicable. Such certificate or certificates shall contain thereon a legend in substantially the following form if the Shares evidenced by such certificate have not been registered under the Securities Act of 1933, as amended:
“The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder’s expense, an opinion satisfactory to the Company that registration is not required.”
The certificates shall also contain such other legends as may be appropriate or required by law, such as a legend relating to any stockholders’ agreement that may apply to the Shares.
8. Termination of Employment/Service; Nonassignability
8.1 Voluntary Termination of Employment or Termination of Employment for Cause.
a. If the Participant shall voluntarily terminate his or her employment prior to attainment of age 65, the Participant’s full interest in the Option shall terminate on the date of such termination of employment and all rights thereunder shall cease, whether or not the Option is then exercisable.
b. If the Participant’s employment is terminated by the Employer for “Cause”, as defined below, then the Participant’s full interest in the Option shall terminate on the date of such termination of employment and all rights thereunder shall cease, whether or not the Option is then exercisable.
I. Whether a Participant’s employment is terminated for Cause shall be determined by the Committee.
II. Cause shall include, but not be limited to, gross negligence, willful misconduct, flagrant or repeated violations of the Employer’s policies, rules or ethics, a material breach by the Participant of any employment agreement between the Participant and the Employer, intoxication, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with the Employer, or dishonest, illegal or immoral conduct.
8.2 Other Termination.
a. Death, Disability or Retirement. If the Participant’s employment shall be terminated for death, disability (as such term is defined in Section 422(c)(6) of the Code), or voluntary termination by the Participant after attainment of age 65 (“Retirement”), such termination shall have no effect on his or her rights under the Option, regardless of whether or not the Option is then exercisable. The Option shall continue to vest and remain outstanding and exercisable until it expires by its terms.

b. Termination by the Employer without Cause. If the Participant’s employment shall be terminated by the Employer without Cause, such termination shall have no effect on his or her rights under the Option, regardless of whether or not the Option is then exercisable. The Option shall continue to vest and remain outstanding and exercisable until it expires by its terms.
8.3 Termination of Service on the Company’s Board of Directors (the “Board”).
a. For purposes of determining the rights of a member of the Board (a “Director”) under this Section 8.3, the Participant’s service as a member of the Board shall be terminated when he or she ceases to be a Director.
Notwithstanding the foregoing sentence, if a Participant is both a Director and an Employee, his or her employment shall not be deemed to have been terminated as long as he or she remains either a Director or an Employee, as the case may be.
b. If the Participant shall voluntarily terminate his or her service as a Director prior to attainment of age 65, and before the expiration of his or her term, the Participant’s full interest in the Option shall continue to vest and remain outstanding and exercisable until it expires by its terms.
c. If the Participant’s service as a Director terminates as a result of not running for reelection after the expiration of his or her term, said Director shall not be deemed to have incurred a termination of service as a result of such term expiration. For purposes of this Option, the Director shall be deemed to continue to serve on the Board until (i) the expiration of the Option or (ii) as otherwise provided by the Committee in its sole and absolute discretion.
d. If the Participant’s service as a Director terminates as a result of his or her death, disability (as such term is defined in Section 422(c)(6) of the Code), or Retirement, such termination shall have no effect on his or her rights under the Option, regardless of whether or not the Option is then exercisable. The Option shall continue to vest and remain outstanding and exercisable until it expires by its terms.
e. Notwithstanding any other provision in this Section 8.3, if the Participant’s service as a Director is terminated for Cause, then the Participant’s full interest in the Option shall terminate on the date of such termination of service and all rights thereunder shall cease, whether or not the Option is then exercisable.
f. The Participant’s service as a Director shall be deemed to have been terminated without Cause if the Participant ceases to serve in such a position solely due to the failure to be reelected or reappointed, as the case may be, and such failure is not a result of an act or omission which would constitute Cause. If the Participant’s service as a Director is terminated without Cause, such termination shall have no effect on his or her rights under the Option, regardless of whether or not the Option is then exercisable. The Option shall continue to vest and remain outstanding and exercisable until it expires by its terms.
8.4 Non-Transferability of Rights; Designation of Beneficiaries. The Option shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution or as provided in this Section 8.4. During the lifetime of the Participant the Option shall be exercisable only by the Participant. The Participant, however, may file with the Company a written designation of a beneficiary or beneficiaries to exercise, in the event of death of the Participant, the Option granted hereunder, subject to all of the provisions of this Section 8. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise the Option, the Committee may determine to recognize only an exercise by the personal representative of the estate of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
8.5 Deemed Termination of Employment and Transfer. If the Employer that employs the Participant (or of which the Participant is a Director) ceases to be an Employer, the Participant’s employment shall be deemed to have been terminated by such Employer without Cause as of the date that it ceases to be an Employer. The transfer of a Participant’s employment (or a Director’s service as a Director) from one Employer to another Employer shall not be deemed a termination of employment.

9. Withholding
The Company or any Affiliate that employs the Participant shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the exercise of the Option, or as otherwise may be required by such laws. The Company or any such Affiliate may require as a condition to issuing Shares upon the exercise of the Option that the Participant or other person exercising the Option pay any sum that federal, state or local tax law requires to be withheld with respect to such exercise. In the alternative, the Participant or other person exercising the Option, may elect to pay such sums to the Company or the Affiliate delivering written notice of that election to the Company’s corporate headquarters at 1690 S. Congress Avenue, Suite 200, Delray Beach, Florida 33445, prior to or concurrently with exercise. There is no obligation that the Participant be advised of the existence of the tax or the amount which the employer corporation will be so required to withhold.
10. Right to Exercise Acceleration
On or before the Option Expiration Date, the Option shall be immediately exercisable in full (if not already exercisable) upon a Change of Control.
11. Stock Option Plan Controls
The Option Award and these Terms and Conditions are subject to all terms and provisions of the Stock Option Plan, which is incorporated herein by reference. In the event of any conflict, the Stock Option Plan shall control over the Option Award and these Terms and Conditions.